EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our report dated November 17, 2003, with respect to the financial statements of the Rock-Tenn Company 1993 Employee Stock Purchase Plan as of and for the year ended September 30, 2003, included in this Annual Report (Form 11-K) in each of the following:
(i) the Registration Statement (Form S-8 No. 333-77237) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company 1989 Stock Option Plan and the Rock-Tenn Company 1987 Stock Option Plan;
(ii) the Registration Statement (Form S-8 No. 33-83304) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company Incentive Stock Option Plan, and the Rock-Tenn Company 1987 Stock Option Plan; and
(iii) the Registration Statement (Form S-8 No. 333-113212) pertaining to the Rock-Tenn Company 1993 Employee Stock Purchase Plan.
ERNST & YOUNG LLP
Atlanta, Georgia
December 20, 2005